Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT:
Randall E. Black
Chief Executive Officer & President
570-662-2121

CITIZENS FINANCIAL SERVICES, INC. HOLDS ANNUAL MEETING

Mansfield, Pennsylvania; April 21, 2023.  Citizens Financial Services, Inc. held its annual meeting on April 18, 2023 at First Citizens Community Bank, 11499 Route 6, Wellsboro, Pennsylvania.

At the annual meeting, four Class 3 directors were elected to serve for three-year terms, and until their successors are elected and qualified:  Randall E. Black, Rinaldo A. DePaola, Janie M. Hilfiger, Mickey L. Jones.  The four Class 3 directors will serve until the April 2026 Annual Meeting.

The following corporate directors retained their positions but were not standing for election this year:  Robert W. Chappell, Roger C. Graham, Jr., E. Gene Kosa, R. Joseph Landy, Thomas E. Freeman, Christopher W. Kunes, David Z. Richards, Jr., and Alletta M. Schadler

Additionally, shareholders voted to ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent auditor for the Company for the fiscal year ending December 31, 2023, and approved the Citizens Financial Services, Inc. 2023 Employee Stock Purchase Plan.